Exhibit 99.3
SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In millions, except per share data)

Overview
On June 23, 2017, SUPERVALU INC. (“Supervalu”) completed the acquisition of Unified Grocers, Inc. (“Unified”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated April 10, 2017 (the “Merger Agreement”) by and among Supervalu, West Acquisition Corporation, a wholly owned subsidiary of Supervalu at the time (“Merger Sub”), and Unified. Supervalu acquired Unified in a transaction valued at $390, comprised of $114 in cash for 100% of the outstanding stock of Unified plus the assumption and payoff of Unified’s net debt of $276 at closing. At the closing of the transaction, Merger Sub merged with and into Unified. As a result of the transaction, Unified became a wholly owned subsidiary of Supervalu and the shares of Unified were converted into the right to receive from Supervalu $114 in cash in the aggregate.
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting, with Supervalu being the acquiring entity, and reflect estimates and assumptions deemed appropriate by Supervalu to give effect to the acquisition as of the dates indicated below. The preliminary allocation of the purchase price used in the Unaudited Pro Forma Condensed Combined Financial Statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by Supervalu with the assistance of a third-party valuation firm and as such reflect the firm’s preliminary work. Supervalu’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date), as Supervalu finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition. The primary areas of the purchase price allocation that are not yet finalized relate to real and personal property, identifiable intangible assets, goodwill, income taxes and deferred taxes.
The Unaudited Pro Forma Condensed Combined Financial Statements, prepared in accordance with Article 11 of Regulation S-X, have been derived from the historical consolidated financial statements of Unified and Supervalu, after giving effect to the following transactions directly related to the Merger Agreement and related transactions:

•
the acquisition of the assets (including the equity interests of certain subsidiaries) and liabilities related to the Unified business and the transfer of such assets (including the equity interests of certain subsidiaries) and liabilities to Supervalu, including the associated historical presentation of Unified’s results of operations;

•
the net cash used in the acquisition, including adjustments to (i) repay indebtedness attributable to Unified through Supervalu-issued borrowings, (ii) purchase Class A, B and E shares of Unified’s member-owners, (iii) pay transaction costs and Unified employee costs pursuant to the Merger Agreement, (iv) fund benefit plans and (v) reflect the change in ownership of Unified from a cooperative entity; and

•	the recognition of the income tax effects of the acquisition and related transactions.
The Unaudited Pro Forma Condensed Combined Financial Statements are derived from and should be read in conjunction with:

•
Supervalu’s historical audited Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements contained in Supervalu’s Annual Report on Form 10-K for the year ended February 25, 2017, filed with the SEC on April 25, 2017; and

•
Unified’s historical audited consolidated financial statements and the accompanying notes to the consolidated financial statements for the fiscal year ended October 1, 2016 contained in Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit 99.3 is filed; and

•
Unified’s historical unaudited consolidated condensed financial statements and accompanying notes to consolidated condensed financial statements contained in Unified’s Quarterly Report on Form 10-Q for the first quarter ended December 31, 2016, filed with the SEC on February 14, 2017.

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year (52 Weeks) Ended February 25, 2017
(In millions, except per share data)

	Historical		Pro Forma
	Supervalu	Unified (a)	Adjustments	Note	Combined
Net sales	$12,480	$3,748	$41	(b)	$16,269
Cost of sales	10,693	3,612	54	(c)	14,359
Gross profit	1,787	136	(13)		1,910
Selling and administrative expenses	1,589	130	(3)	(d)	1,716
Goodwill impairment charge	15	—	—		15
Operating earnings	183	6	(10)		179
Interest expense, net	181	10	6	(e)	197
Equity in earnings of unconsolidated affiliates	(5)	—	—		(5)
Earnings (loss) from continuing operations before income taxes	7	(4)	(16)		(13)
Income tax benefit	(20)	—	(8)	(f)	(28)
Net earnings (loss) from continuing operations	$27	$(4)	$(8)		$15

Net earnings from continuing operations per share attributable to SUPERVALU INC.:
Basic	$0.61				$0.29
Diluted	$0.60				$0.29

Weighted average number of shares outstanding:
Basic	38				38
Diluted	38				38

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
As of February 25, 2017
(In millions)

	Historical		Pro Forma
	Supervalu	Unified (a)	Adjustments	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$332	$2	$(102)	(b)	$232
Receivables, net	386	177	(2)	(c)	561
Inventories, net	764	250	(10)	(d)	1,004
Other current assets	59	22	51	(e)	132
Total current assets	1,541	451	(63)		1,929
Property, plant and equipment, net	1,004	161	125	(f)	1,290
Goodwill	710	38	(18)	(g)	730
Intangible assets, net	39	6	48	(h)	93
Deferred tax assets	165	36	(56)	(i)	145
Other assets	121	73	(60)	(j)	134
Total assets	$3,580	$765	$(24)		$4,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$881	$234	$2	(k)	$1,117
Accrued vacation, compensation and benefits	150	24	44	(l)	218
Current maturities of long-term debt and capital lease obligations	26	24	(23)	(m)	27
Other current liabilities	172	14	(4)	(n)	182
Total current liabilities	1,229	296	19		1,544
Long-term debt	1,263	251	64	(o)	1,578
Long-term capital lease obligations	186	2	—		188
Pension and other postretirement benefit obligations	322	118	(21)	(p)	419
Long-term tax liabilities	63	—	—		63
Other long-term liabilities	134	67	(49)	(q)	152
Stockholders’ equity
Common stock	3	109	(109)	(r)	3
Capital in excess of par value	2,828	—	—		2,828
Treasury stock, at cost	(2)	—	—		(2)
Accumulated other comprehensive loss	(278)	(104)	104	(s)	(278)
Accumulated deficit	(2,175)	26	(32)	(t)	(2,181)
Total SUPERVALU INC. stockholders’ equity	376	31	(37)		370
Noncontrolling interests	7	—	—		7
Total stockholders’ equity	383	31	(37)		377
Total liabilities and stockholders’ equity	$3,580	$765	$(24)		$4,321

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SUPERVALU INC. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (In millions, except per share data)
Note 1 – Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements were derived from the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Supervalu and Unified, and reflect Supervalu’s historical Condensed Consolidated Statements of Operations recast as if the acquisition of Unified occurred on February 28, 2016 (the first day of fiscal 2017) and Supervalu’s historical Condensed Consolidated Balance Sheet recast as if the acquisition occurred on February 25, 2017 (the last day of the fiscal 2017).
The pro forma adjustments are based upon available information and assumptions that (i) management believes are reasonable, (ii) reflect the expected impact of events directly attributable to the acquisition, (iii) are factually supportable, and (iv) in the case of the Unaudited Pro Forma Condensed Combined Statements of Operations, are expected to have a continuing impact on the operations of Supervalu. The adjustments presented in the Unaudited Pro Forma Condensed Combined Financial Statements have been identified and presented to provide relevant information necessary for an understanding of Supervalu upon consummation of the acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what Supervalu’s actual results of operations or financial position would have been had the acquisition occurred on the dates indicated. These financial statements are not necessarily indicative of the future results of operations or financial condition of Supervalu as of any future date or for any future period. In addition, the preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses for the reporting periods presented. Actual results could differ from those estimates.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the realization of any expected cost savings or other synergies from the acquisition of Unified as a result of restructuring activities and other planned cost savings initiatives.
Note 2 – Preliminary Purchase Price Allocation
On June 23, 2017, Supervalu acquired Unified for total consideration of $106, comprised of approximately $114 paid to acquire the Class A, B and E shares of Unified’s member-owners, less acquired cash and cash equivalents of $8. In addition, Supervalu repaid assumed debt and paid other transaction obligations and expenses required under the Merger Agreement through additional borrowings of $315 under Supervalu’s secured term loan facility and excess cash on hand. The Unaudited Pro Forma Condensed Combined Financial Statements include various assumptions, including those related to the preliminary purchase price allocation of Unified assets acquired and liabilities assumed based on Supervalu’s estimates of fair value using information available at the time these Unaudited Pro Forma Condensed Combined Financial Statements have been prepared. The final purchase price allocation may vary based on final appraisals, valuations and analysis of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been prepared and made available for illustrative purposes. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

The acquisition of Unified has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of June 23, 2017 (the acquisition date). As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The following table is a preliminary allocation of the assets acquired and the liabilities assumed by Supervalu in the acquisition of Unified, reconciled to the consideration transferred:

Amounts as of the Acquisition Date
Net book value of net assets acquired	$13
Adjusted for:
Elimination of existing goodwill and intangible assets	(44)
Adjusted net book value of tangible assets acquired	(31)
Adjustments to:
Receivables, net	(2)
Inventories, net	(10)
Other current assets	8
Property, plant and equipment, net	127
Goodwill	28
Intangible assets, net	54
Other assets	(12)
Accounts payable	(2)
Accrued vacation, compensation and benefits	(6)
Pension and other postretirement benefit obligations	21
Deferred tax assets	(56)
Other long-term liabilities	(5)
Total consideration transferred	$114
Note 3 – Notes to Pro Forma Condensed Combined Statements of Operations (Unaudited)

The following pro forma adjustments were included in the Unaudited Pro Forma Condensed Combined Statements of Operations:

(a)
The “Unified” column reflects the net sales and expenses attributable to Unified, which were historically not part of Supervalu’s consolidated financial statements. The results of operations of Unified as presented in this column have been adjusted to conform to Supervalu’s consolidated financial statement presentation. These adjustments primarily include the following:

•
The results of operations of Unified presented within the Unaudited Pro Forma Condensed Combined Statements of Operations for the 52 weeks ended February 25, 2017 reflect the results of Unified for the 52 weeks ended December 31, 2016 based on Unified’s reporting periods.

•
The presentation of logistics expense, including employee-related costs, depreciation expense, warehouse costs, and transportation and other costs directly related to costs of selling activities within Cost of sales. These logistics expenses were previously presented in Distribution, selling and administrative expenses within Unified’s historical financial statements.

(b)
This adjustment reflects presentation changes to conform Unified’s revenue presentation for how Supervalu presents similar transactions within its consolidated financial statements and intends to present Unified’s transactions prospectively on a combined basis.

(c)
This adjustment reflects estimated depreciation expense for Unified’s property, plant and equipment using the estimated fair value and weighted average useful life discussed in Note 4(d) below and the elimination of dividends received from cooperative-based vendors.

February 25, 2017 (52 Weeks)
Elimination of Unified’s historical depreciation expense	$(10)
Elimination of dividends from cooperative-based vendors	3
Estimated Supervalu depreciation expense based on the assigned fair value and estimated useful lives of the acquired property, plant and equipment	20
Conforming revenue presentation adjustment for sales transactions (see Note 3(b))	41
Total Cost of sales adjustment	$54

(d)	This adjustment reflects the following:

February 25, 2017 (52 Weeks)
Elimination of Unified’s historical depreciation and amortization expense	$(10)
Estimated Supervalu depreciation and amortization expense based on the assigned fair values and estimated useful lives of the acquired property, plant and equipment and intangibles, respectively	12
Elimination of Unified’s historical transaction costs	(1)
Removal of patronage expense for Unified members	(4)
Total Selling and administrative expenses adjustment	$(3)

(e)
This adjustment reflects the reduction of interest expense associated with the debt prepayments pursuant to the terms of Unified’s debt and the Merger Agreement, and the additional interest expense associated with the $315 of additional borrowings under Supervalu’s secured term loan facility, which was drawn down in the second quarter of fiscal 2018 for the purpose of consummating the acquisition of Unified. Borrowings under Supervalu’s secured term loan facility bear interest at the rate of LIBOR plus 3.50 percent with a floor on LIBOR set at 1.00 percent.

February 25, 2017 (52 Weeks)
Elimination of Unified’s interest expense and amortization of debt issuance costs	$(10)
Recognition of interest on the $315 of additional borrowings under Supervalu’s secured term loan facility at the rate of LIBOR plus 3.50 percent with a floor on LIBOR set at 1.00 percent(1)	15
Recognition of amortization of capitalized borrowing costs incurred by Supervalu in connection with the additional borrowings under Supervalu’s secured term loan facility	1
Total Interest expense, net adjustment	$6

(1)
The current combined interest rate of 4.50 percent was used in the calculation of interest expense. Applying the historical interest rate or a 1/8 point increase in the LIBOR interest rate would not have had an impact on Earnings from continuing operations before income taxes due to the LIBOR floor of 1.00 percent.

(f)
This adjustment reflects the tax effect of the pro forma adjustments using the blended federal and state statutory tax rates of the applicable jurisdictions during each period presented along with the removal of the current period impact of valuation allowances and other patronage-related tax items not applicable to the combined company. The effective tax rate of the combined company could be different than the historical Supervalu and Unified effective tax rate depending on various factors including post-acquisition activities and the geographic mix of earnings.

Note 4 – Notes to Pro Forma Condensed Combined Balance Sheet (Unaudited)
The following pro forma adjustments were included in the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)
The “Unified” column reflects the assets, liabilities and stockholders’ equity attributable to Unified as of December 31, 2016, which were historically not part of Supervalu’s consolidated financial statements. The financial position of Unified as presented in this column has been adjusted to conform to Supervalu’s consolidated financial statement presentation. These adjustments primarily include the following:

•	The inclusion of Unified’s capitalized software costs within Property, plant and equipment, net, which were previously included within Other assets, net within Unified’s financial statements;

•
The adoption of ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, resulting in the presentation of Unified’s deferred income taxes as long-term within Deferred tax assets, which were previously classified within Deferred income taxes for the short-term portion and within Other assets, net for the long-term portion, within Unified’s financial statements;

•
The separate balance sheet presentation of pension and other postretirement benefit obligations within Pension and other postretirement benefit obligations, which were previously included within Long-term liabilities, other within Unified’s financial statements;

•	The presentation of acquired equity investments within Other assets, which were previously classified within Investments within Unified’s financial statements; and

•	The presentation of certain member deposits within Accounts receivable, which were previously classified within Members’ and Non-Members’ deposits within Unified’s financial statements.

(b)	This adjustment reflects the estimated sources and uses of funds in the acquisition, which were calculated as follows.

February 25, 2017
Proceeds from the additional borrowings under Supervalu’s secured term loan facility	$315
Payoff of Unified’s existing debt and accrued interest (see Note 4(m), Note 4(n) and Note 4(o))	(275)
Payment to acquire Unified’s Class A, B and E common shares (see Note 2)	(114)
Payment of Unified’s and Supervalu’s non-recurring, direct and incremental transaction costs (see Note 4(k) and Note 4(t))	(12)
Payment to fund acquired employee compensation trust assets (see Note 4(j))	(7)
Payment of employee incentive compensation change-in control agreements (see Note 4(t))	(5)
Payment of employee incentive compensation service agreements (see Note 4(e))	(1)
Payment to refund certain Unified member deposits (see Note 4(q))	(3)
Total Cash and cash equivalents adjustment	$(102)

(c)	This adjustment reflects the preliminary fair value adjustment to Unified’s receivables.

(d)	This adjustment conforms Unified’s accounting policy estimates for inventory capitalization and obsolescence practices.

(e)
This adjustment reflects an increase from the reclassification of benefit plan trust assets of $39 from Other assets related to the required payments of benefit plan obligations under the Merger Agreement, a $7 increase to the preliminary fair value of assets held for sale, a $4 increase in income taxes receivable related to transaction costs and the income tax provision and a $1 increase due to payments for employee incentive compensation agreements.

(f)
This adjustment reflects the preliminary fair value adjustments to Unified’s property, plant and equipment, as if the preliminary value at the acquisition date had been pushed back to Unified’s historical balance sheet as of December 31, 2016. Estimated useful lives of the acquired property, plant and equipment were 13 to 22 years for buildings, one to 14 years for equipment, and one to 11 years for leasehold improvements, furniture and fixtures.

(g)
This adjustment reflects the preliminary fair value adjustment to goodwill, which reflects the elimination of Unified’s historical goodwill, partially offset by the recognition of goodwill based on the preliminary fair value allocation of consideration.

(h)
This adjustment reflects the preliminary fair value adjustments to intangible assets. As part of the preliminary valuation analysis, Supervalu identified customer relationship, operating lease and tradename intangible assets. The fair value of identified intangible assets was determined primarily using the income approach, which was calculated as follows:

	Estimated Useful Life (in years)	February 25, 2017
Elimination of Unified intangible assets		$(6)
Recognition of customer relationship intangible assets	15 years	46
Recognition of favorable operating lease intangible assets	3 – 14 years	7
Recognition of tradename intangible asset	14 years	1
Total Intangible assets, net adjustment		$48

(i)
This adjustment reflects a net decrease to Supervalu’s net deferred tax assets resulting from pro forma adjustments relating to the acquired assets and assumed liabilities that were measured at their preliminary fair values, the reversal of certain cooperative-only tax assets, movement due to operating results in the short tax year ended June 23, 2017 and a preliminary prior period adjustment related primarily to Unified’s capital loss carryover, partially offset by a preliminary increase to remove the valuation allowance for net operating and capital loss tax carryforwards of $41 based on preliminary determinations that Supervalu would be able to utilize Unified’s net operating and capital loss tax carryforwards. The estimated blended federal and state statutory tax rates of the applicable jurisdictions were applied to each adjustment. The estimate of deferred income tax assets and liabilities is preliminary and subject to change based upon the final determination of the fair value of acquired assets and assumed liabilities by jurisdiction.

(j)
This adjustment reflects a decrease from the reclassification of benefit plan trust assets of $39 to Other current assets related to future required payments of benefit plan obligations pursuant to the Merger Agreement, a $16 decrease in acquired employee benefit plan trust assets due to required payments at closing, a $10 write-down associated with measuring acquired equity interests to their preliminary fair value and a $2 write-off of debt financing costs, partially offset by a $7 increase in employee benefit plan trust assets due to required funding payments at closing.

(k)
This adjustment reflects the recognition of $8 of Unified’s non-recurring, direct and incremental transaction costs (see Note 4(t)) and an increase of $2 from the preliminary measurement of Unified’s legal reserves, partially offset by the payment of $8 of Unified’s non-recurring, direct and incremental transaction costs at closing (see Note 4(b)).

(l)
This adjustment reflects increases from the reclassification of acquired employee benefit plan obligations from Other long-term liabilities of $38, a preliminary remeasurement adjustment of $3 associated with the current portion of acquired defined benefit pension plan obligations based upon Supervalu’s actuarial remeasurement as of the acquisition date, and an adjustment of $3 to conform certain Unified accrued employee benefit obligations to Supervalu’s accounting policies.

(m)	This adjustment reflects the payment of the current portion of Unified’s assumed debt pursuant to the Merger Agreement and contractual obligations of the debt agreements (see Note 4(b)).

(n)
This adjustment reflects the payment of accrued interest related to the required repayments pursuant to the terms of Unified’s debt and the Merger Agreement and the re-payments of excess member deposits of $3.

(o)
This adjustment reflects the payment of the $251 of long-term portion of Unified’s assumed debt pursuant to the Merger Agreement and contractual obligations of the debt agreements (see Note 4(b)), offset by $315 of borrowings under Supervalu’s secured term loan facility (see Note 4(b)).

(p)
This adjustment reflects the preliminary remeasurement adjustment of the long-term portion of acquired defined benefit pension plan obligations based upon Supervalu’s actuarial remeasurement as of the acquisition date.

(q)
This adjustment reflects a decrease from the reclassification of acquired employee benefit plan obligations to Accrued vacation, compensation and benefits of $38, the payment of benefit plan obligations of $16 from employee benefit plan trusts assets and the preliminary fair value adjustment of long-term deferred rent of $2, partially offset by an increase from the preliminary fair value measurement of unfavorable lease intangible assets of $7.

(r)	This adjustment reflects the elimination of Unified’s Class A, B and E common stock relating to Supervalu’s acquisition of the stock.

(s)	This adjustment reflects the elimination of Unified’s Accumulated other comprehensive loss.

(t)	This adjustment includes the following:

February 25, 2017
Elimination of Unified’s historical retained earnings	$(26)
Recognition of:
Unified’s non-recurring, direct and incremental transaction costs (see Note 4(k))	(8)
Unified’s employee incentive compensation change-in-control agreements (see Note 4(b))(1)	(5)
Supervalu’s non-recurring, direct and incremental transaction costs (see Note 4(b))	(4)
Tax effect of the above adjustments (see Note 4(e))	6
Elimination of assumed obligations paid by Supervalu at closing related to Unified's non-recurring, direct and incremental transaction costs (see Note 4(b)), net of tax	5
Total Accumulated deficit adjustment	$(32)

(1)
Change-in-control agreement expense reflects existing contractual agreements with Unified employees that contained a double trigger requiring a change-in-control and termination from the combined company.